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                         JOINT DEVELOPMENT AGREEMENT

                                  between

                              Conductus, Inc.
                           969 West Maude Avenue
                          Sunnyvale, CA 94086, USA
                    (hereinafter referred as "Conductus")

                                    and

                         Siemens Aktiengesellschaft
                          Medical Engineering Group
                   Henkestrasse 127, 91054 Erlangen, Germany
                    (hereinafter referred to as "Siemens")

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                              TABLE OF CONTENTS

Table of Contents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 1. Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 2. SUBJECT SUPERCONDUCTING MRI RECEIVER . . . . . . . . . . . . . . . . . . . 3
 3. Conductus Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . 3
 4. Siemens Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . 3
 5. Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 6. Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   6.1 Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
   6.2 Filing of Patent Applications . . . . . . . . . . . . . . . . . . . . . 4
   6.3 Licensing of Jointly Owned PROJECT INTELLECTUAL PROPERTY. . . . . . . . 4
 7. Negotiation of OEM Relationship. . . . . . . . . . . . . . . . . . . . . . 4
 8. Warranty Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 9. Term and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   9.1 Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   9.2 Termination for Default.. . . . . . . . . . . . . . . . . . . . . . . . 5
   9.3 Rights and Obligations on Expiration or Termination.. . . . . . . . . . 5
 10. Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   10.1 Entire Agreement.. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
   10.2 Assignability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   10.3 Severability.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   10.4 Notice and Reports.. . . . . . . . . . . . . . . . . . . . . . . . . . 6
   10.5 Relationships of the Parties.. . . . . . . . . . . . . . . . . . . . . 6
   10.6 Waiver.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   10.7 Limited Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
   10.8 Export Control.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   10.9 Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
   10.10 Substantive Law . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Appendix A  Statement of Work. . . . . . . . . . . . . . . . . . . . . . . . . 9
 1. Project Objective. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 2. Conductus Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
 3. Siemens Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 9


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                         JOINT DEVELOPMENT AGREEMENT
                                 BETWEEN
                        CONDUCTUS, INC. AND SIEMENS AG

This agreement is effective January 1, 1996 and is between Conductus, Inc., a Delaware corporation having a place of business at 969 West Maude Avenue, Sunnyvale, California, USA ("Conductus") and Siemens AG, a corporation having a place of business at Henkstrasse 127, Erlangen, Germany ("Siemens")

                                  AGREEMENT

WHEREAS, Conductus is an industry leader in superconducting and cryogenic electronic applications;

WHEREAS, Conductus is interested in developing a commercial market for superconducting MRI receivers and related cryoelectronic technology as rapidly and efficiently as practicable;

WHEREAS, Siemens is an industry leader in MRI and low-field MRI systems;

WHEREAS, the parties are interested in collaborating as per the terms of this agreement;

NOW, THEREFORE, in consideration of the agreements and covenants contained hereunder, the parties agree as follows:

1.   DEFINITIONS

As used herein:

AGREEMENT means this agreement including any exhibits, appendices and amendments thereto;


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PARTIES means Conductus, Inc. and Siemens AG;

MRI SYSTEM means and includes instruments for magnetic resonance imaging of the human body, including parts thereof manufactured and/or sold by Siemens;

MRI RECEIVER means and includes coils for incorporation into MRI SYSTEMS for detecting magnetic resonant signals and their associated electronics;

SUPERCONDUCTING MRI RECEIVER means and includes an MRI RECEIVER including a receiver coil fabri-cated from a high temperature superconductor, associated cryogenic packaging and cooling system, low loss matching network, preamplifier and system interface;

CRYOELECTRONICS means low-temperature electronic components, including superconducting and semiconducting elements, and associated cryogenic packaging and cooling technologies;

PROPRIETARY INFORMATION means and includes inventions, algorithms, know-how and ideas and all other business, technical and financial information of a PARTY which the PARTY treats as confidential information;

PROJECT INTELLECTUAL PROPERTY means inventions, creations, processes, mask works, works of authorship, software or know-how and improvements thereto, whether or not patentable or copyrightable, conceived, developed or reduced to practice in the course of performance of this AGREEMENT;

2.   SUBJECT SUPERCONDUCTING MRI RECEIVER

The SUPERCONDUCTING MRI RECEIVER shall be that receiver developed during the course of the project described in the Statement of Work attached hereto as Appendix A.


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3.   CONDUCTUS RESPONSIBILITIES

Conductus shall use reasonable efforts to complete the activities assigned to it in the Statement of Work.

4.   SIEMENS RESPONSIBILITIES

Siemens shall use reasonable efforts to complete the activities assigned to it in the Statement of Work.

5.   CONFIDENTIALITY

Each PARTY agrees that all PROPRIETARY INFORMATION it obtains from the other PARTY is the property of the other PARTY. When the disclosing PARTY supplies such PROPRIETARY INFORMATION, it shall be in written form and be marked "Proprietary," or, when such PROPRIETARY INFORMATION is first supplied orally or by demonstration, such PROPRIETARY INFORMATION shall be identified as proprietary at the time of disclosure and shall be reduced to writing and marked "Proprietary" and supplied to the receiving PARTY within thirty (30) business days of its first disclosure to the receiving PARTY. Except as expressly and unambiguously allowed herein, the receiving PARTY will hold in confidence and not use or disclose any PROPRIETARY INFORMATION of the disclosing PARTY and shall treat the information with the same care as its own PROPRIETARY INFORMATION for a period of three years from the date such information was disclosed. The receiving PARTY shall not be obligated under this Section with respect to information the receiving PARTY can document:

   - is or has become readily publicly available without restriction through no fault of the receiving PARTY or its employees or agents;


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   - is received without restriction from a third PARTY lawfully in possession of such information and lawfully empowered to disclose such information; or

   - was rightfully in the possession of the receiving PARTY without restriction prior to its disclosure by the other PARTY; or

   - was independently developed by employees or consultants of the receiving PARTY without access to such Propriety Information.

6.   INTELLECTUAL PROPERTY

6.1  OWNERSHIP

Each PARTY shall own the title to any PROJECT INTELLECTUAL PROPERTY created solely by its employees or agents. PROJECT INTELLECTUAL PROPERTY developed jointly by the PARTIES shall be jointly owned.

6.2  FILING OF PATENT APPLICATIONS

Each party shall bear the expense of filing, prosecution and maintenance of patents of its solely-owned PROJECT INTELLECTUAL PROPERTY. The PARTIES shall share the expense of filing, prosecution and maintenance of patents for jointly owned PROJECT INTELLECTUAL PROPERTY. The PARTIES agree to cooperate to secure patent rights in PROJECT INTELLECTUAL PROPERTY.

6.3  LICENSING OF JOINTLY OWNED PROJECT INTELLECTUAL PROPERTY

Subject only to prior written agreement of the PARTIES, either PARTY may offer nonexclusive licenses to others to jointly owned PROJECT INTELLECTUAL


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                                   -7-

PROPERTY. If the PARTIES so agree, the licensing PARTY shall account to the other PARTY for any royalties or other payments received from licensing of the PROJECT INTELLECTUAL PROPERTY and shall share such compensation equally with the other PARTY unless the PARTIES agree to a different allocation on a case-by-case basis.

7.   NEGOTIATION OF OEM RELATIONSHIP

Upon agreement of the PARTIES that the project defined in Appendix A has been successfully completed, the PARTIES agree to negotiate in good faith an OEM agreement for the purchase and sale of the SUPERCONDUCTING MRI RECEIVER developed under this AGREEMENT.

8.   WARRANTY.

Conductus represents and warrants that the design and manufacture of the proposed SUPERCONDUCTING MRI RECIEVER submitted to Siemens under this Agreement will be original and that it will avoid knowlingly designing and portion of said SUPERCONDUCTING MRI RECEIVER which will infringe the intellectual property rights of any third party.

Conductus agrees that it will promptly notify Siemens in writing if Conductus becomes aware of any actual or potential proprietary matter or trade secret infringement or misappropriation during the course of Conductus' performance hereunder.

Each PARTY represents and warrants that it has sufficient power, right and authority to enter into this Agreement and to grant the rights and undertake the obligations set forth herein.

NEITHER PARTY MAKES ANY WARRANTIES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY DISCLAIMS ALL WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

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9.   TERM AND TERMINATION


9.1  TERM

Unless terminated by either party pursuant to the provisions of this Section 9, this AGREEMENT shall continue in effect from the effective date until December 31, 1996 (the "Initial Term"), and shall thereafter be extendable by written agreement of the Parties.

If either PARTY in good faith determines that the project is either technically or economically not practical, it may terminate this AGREEMENT on 60 days notice.

Siemens may terminate this AGREEMENT if a competitor of Siemens acquires Conductus or a controlling interest in Conductus.

9.2  TERMINATION FOR DEFAULT.

If either PARTY materially breaches any material provision of this AGREEMENT and such breach is not cured within sixty (60) days (or ten days in the case of non-payment) after notice, the other PARTY may terminate this AGREEMENT.

9.3  RIGHTS AND OBLIGATIONS ON EXPIRATION OR TERMINATION.

The following provisions shall survive the expiration or termination of this
Agreement: Sections 5, 6, 8 and 9.3. Any remedies for breach and any rights to payments accrued through termination shall remain in effect.

10.  MISCELLANEOUS.

10.1 ENTIRE AGREEMENT.

This Agreement represents the entire agreement of the PARTIES regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same. This Agreement may not be changed, modified,


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                                    -9-

amended or supplemented except by a written instrument signed by both PARTIES. Furthermore, it is the intention of the PARTIES that this AGREEMENT be controlling over any order, confirmation, invoice or similar document, even if accepted in writing by both PARTIES, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both PARTIES to be an amendment or waiver.


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10.2 ASSIGNABILITY.

This Agreement or any part hereof may not be assigned by either party without the prior consent of the other party; provided, however, that either party may assign this AGREEMENT to any entity which acquires substantially all of its assets or business, provided that the assignor remains obligated hereunder.

10.3 SEVERABILITY.

If any provision of this AGREEMENT shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this AGREEMENT shall otherwise remain in full force and effect and enforceable.

10.4 NOTICE AND REPORTS.

All notices, consents or approvals required by this AGREEMENT shall be in writing sent by certified or registered air mail, postage prepaid or by facsimile or cable (confirmed by such certified or registered mail) to the PARTIES at the addresses first specified above or such other addresses as may be designated in writing by the respective PARTIES.

10.5 RELATIONSHIPS OF THE PARTIES.

Both PARTIES are independent contractors under this AGREEMENT. Nothing contained in this AGREEMENT is intended nor is to be construed so as to constitute the PARTIES as partners, agents or joint ventures with respect to this AGREEMENT. Neither PARTY hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other PARTY or to bind the other PARTY to any contract, agreement or undertaking with any third party

10.6 WAIVER.

The waiver by either PARTY of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

10.7 LIMITED LIABILITY.

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE OBLIGATED OR LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT TOWARDS THE OTHER PARTY FOR (I) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES OR (III) FOR ANY FAILURE OR DELAY DUE TO MATTERS BEYOND ITS REASONABLE CONTROL.

10.8 EXPORT CONTROL.

Siemens agrees to comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or authorize the export or re-export of any product (or technical data or information related thereto) or any direct product thereof in violation of any such restrictions, laws of regulations, or, without all necessary licenses and approvals, to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations). Siemens will notify its customers of the obligation to


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comply with such export laws and regulations.  Conductus shall, at all times, timely advise Siemens of applicable U.S. export laws and restrictions and regulations.

11. ARBITRATION

It is the objective of the PARTIES to establish informal and inexpensive procedures for resolution of any disputes which may from time to time arise out of or in connection with this AGREEMENT (including any question regarding its existence, validity or termination) by mutual cooperation and without resort to litigation. To accomplish this objective, the PARTIES agree to the following procedures for dispute resolution:

(a) The complaining PARTY shall write a description of the alleged breach of the AGREEMENT and send it to the other PARTY by certified or registered mail. This letter shall explain the nature of the complaint and refer to the relevant sections of this AGREEMENT. The complaining PARTY shall also set forth a proposed solution to the problem, including a specific time frame within which the PARTIES must act.

The PARTY receiving the letter shall respond in writing within (10) days with an explanation, including references to relevant parts of this AGREEMENT, and a response to the proposed solution.

Within the (10) days of receipt of this response, the PARTIES shall meet and discuss options for resolving the dispute. The complaining PARTY shall initiate the scheduling of this resolution meeting.

(b) All disputes not resolved by the mechanism set forth in section 11(a) within a period of two months from the date of description of the alleged breach of the AGREEMENT sent by the complaining PARTY to the other PARTY shall be finally settled under the Rules of Conciliation and Arbitration of the International Chambers of Commerce, Paris, by three arbitrators in accordance with said Rules.

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(c)  Each PARTY shall nominate one arbitrator for confirmation by the competent authority under the applicable Rules (Appointing Authority). Both arbitrators shall agree on the third arbitrator within thirty (30) days. should the two arbitrators fail, within the above time-limit, to reach agreement on the third arbitrator, the third arbitrator shall be appointed by the Appointing Authority. If there are two or more defendants, any nomination of an arbitrator by or on behalf of such defendants must be by joint agreement between them. If such defendants fail, within the time-limit fixed by the Appointing Authority, to agree on such joint-nomination, the proceedings against each of them must be separated.

(d)  The seat of arbitration shall be Vancouver, Canada.
The procedural law of this place shall apply where the Rules are silent.

(e)  The language to be used in the arbitration proceeding shall be English.

10.10  SUBSTANTIVE LAW

All disputes shall be settled in accordance with the provisions of this AGREEMENT and all other agreements regarding its performance, otherwise in accordance with the substantive law in force in Canada and the province of British Columbia, without reference to other laws. The applica-tion of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written in multiple counterparts, each of which shall be considered an original.

CONDUCTUS                             SIEMENS

           By:                               By:
              -------------------                 --------------------

         Name:  William J. Tamblyn        Name:  Bernd Puschmann
        Title:  VP & CFO                 Title:  Business Administrator
         Date:                            Date:
              -------------------                ----------------------

                                             By:
                                                 ----------------------
                                           Name:  Dr. Hermann Requardt
                                          Title:  General Manager
                                           Date:
                                                 -----------------------


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                                   APPENDIX A
                                STATEMENT OF WORK

1.   PROJECT OBJECTIVE

Conductus and Siemens will specify a SUPERCONDUCTING MRI RECEIVER and determine its performance specifications. Conductus will develop and build a prototype of said specified SUPERCONDUCTING MRI RECEIVER and demonstrate its performance on a Siemens Magnetom Open 0.2 T MRI system. The SUPERCONDUCTING MRI RECEIVER is expected to be a small, general-purpose superconducting MRI surface coil and cryogenic receiver assembly for operation on a Siemens Open
0.2 T MRI system. The receive coil will have an effective diameter of approximately 4 cm. The period for develop-ing and building of the prototype SUPERCONDUCTING MRI RECEIVER is expected to conclude by December 31, 1996.

1.1   CONDUCTUS OBLIGATIONS

Conductus shall use reasonable efforts to:

a) Design and build a SUPERCONDUCTING MRI RECEIVER;

b) Demonstrate performance and operating characteristics of the SUPERCONDUCTING MRI RECEIVER on a Siemens Magnetom Open 0.2 T MRI machine; and

c) Provide the SUPERCONDUCTING MRI RECEIVER and necessary support to enable a U.S. Siemens customer, preferably Dr. Jonathan Lewin, Cleveland to make MRI images at a Siemens research site in the U.S.

1.2   SIEMENS OBLIGATIONS

Siemens shall use reasonable efforts to:

a) Provide Conductus with coil interface specifications available at Siemens for the Magnetom 0.2 T MRI, such other information as is reasonably necessary for Conductus to perform its tasks under this AGREEMENT and such other information as is mutually agreed by the PARTIES;

b) Provide, at times and locations as agreed to by the PARTIES, site access, machine time and operator time at a Magnetom Open 0.2 T system that is geographically convenient to Conductus, for the purpose of conducting hardware tests;

c) Subject to prior agreement of the PARTIES, provide a conventional (i.e. not superconducting) MRI receiver with a coil diameter of equivalent geometry to that of the coil of the SUPERCONDUCTING MRI RECEIVER, to allow for a performance comparison; and

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d) Subject to prior agreement between the PARTIES, site access, machine time and operator time at a Siemens research site, to enable a US Siemens customer, preferably Dr. Jonathan Lewin, Cleveland to make MRI images with the prototype of the SUPERCONDUCTING MRI RECEIVER.

If, as mutually agreed by the PARTIES, the prototype meets specifications, Siemens will display images from the prototype SUPERCONDUCTING MRI RECEIVER as a "works-in-progress" display in its booth at the 1996 RSNA, including a mention of Conductus as the provider of the SUPERCONDUCTING MRI RECEIVER.